EXHIBIT 1


                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of June 3, 2010 by and among Jacobs Engineering Group Inc., a Delaware corporation ("BUYER PARENT"), Jacobs Technology Inc., a Tennessee corporation and a wholly-owned subsidiary of Buyer Parent ("BUYER," and together with Buyer Parent, the "BUYER PARTIES"), and the undersigned stockholder ("STOCKHOLDER") of TechTeam Global, Inc., a Delaware corporation (the "SELLER"). Each of Buyer Parent, Buyer and Stockholder is sometimes referred to herein as a "PARTY" and collectively as the "PARTIES."

                              W I T N E S S E T H:

     WHEREAS, concurrently with the execution of this Agreement, Buyer Parent, Buyer and Seller have entered into a Stock Purchase Agreement (as it may be amended from time to time, the "STOCK PURCHASE AGREEMENT"), which provides for, among other things, the acquisition by Buyer from Seller of 100% of the shares of capital stock (the "SHARE ACQUISITION") of TechTeam Government Solutions, Inc., a Virginia corporation (the "COMPANY"), which constitute all of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, as of the date hereof, Stockholder Beneficially Owns such number of shares of the outstanding common stock of Seller, par value $.01 per share ("SELLER COMMON STOCK"), as is indicated on the signature page of this Agreement;

         WHEREAS, as a condition and material inducement to entering into the Stock Purchase Agreement, Buyer Parent and Buyer have required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound hereby, agree as follows:

     1. CERTAIN DEFINITIONS. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

         (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b)(1) under the Exchange Act.




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         (b) "EXCHANGE ACT" shall mean the  Securities  Exchange Act of 1934, as amended, or any successor law, and the regulations and rules issued pursuant to that Act or any successor law.

         (c) "EXPIRATION DATE" shall mean the earliest to occur of (i) such date and time as the Stock Purchase Agreement shall have been validly terminated pursuant to Article X thereof, (ii) such date and time as the Contemplated Transactions, including the Share Acquisition, shall have been consummated in accordance with the terms and conditions of the Stock Purchase Agreement, (iii) such date and time as the Seller Board Recommendation is withdrawn or modified in a manner adverse to Buyer in accordance with Section 7.11(d) of the Stock Purchase Agreement, or (iv) such date and time as any waiver, amendment or other change to the Stock Purchase Agreement is effected without Stockholder's written consent (such written consent not to be subject to the terms of this Agreement) that (A) decreases the Purchase Price, changes the form of consideration in whole or in part, delays the timing of the payment of the Purchase Price, extends the termination date of the Stock Purchase Agreement or (B) otherwise materially and adversely affects the interests of Stockholder.

         (d) "GOVERNMENTAL AUTHORITY" shall mean any foreign, domestic, federal, territorial, state or local government, governmental authority or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any agency, department, board, branch, commission or instrumentality of any of the foregoing or any court, arbitrator or similar tribunal or forum.

         (e) "PERSON" shall mean any individual, corporation (including any non-profit corporation), professional corporation, general or limited partnership, professional limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

         (f) "REPRESENTATIVES" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         (g) "SHARES" shall mean (i) all securities of Seller (including all shares of Seller Common Stock and, to the extent transferable by their terms, all options, warrants and other rights to acquire shares of Seller Common Stock) owned by Stockholder as of the date hereof, and (ii) all additional securities of Seller (including all additional shares of Seller Common Stock and, to the extent transferable by their terms, all additional options, warrants and other rights to acquire shares of Seller Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like).

         (h) "TRANSFER" shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Applicable
Law) of any right, title or interest therein (including, but not limited to, any right or power


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


to vote to which the holder thereof may be entitled, whether such right or power is granted by power of attorney, proxy or otherwise), or the record or Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

     2. RESTRICTIONS ON TRANSFER OF VOTING RIGHTS.

         (a) Prior to the Expiration Date, Stockholder shall not, except as contemplated by this Agreement and except as the result of the death of Stockholder, Transfer any Shares unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be Transferred shall have: (i) executed a counterpart of this Agreement and (ii) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

         (b) Prior to the Expiration Date, except as otherwise permitted by this Agreement or except as prohibited by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or otherwise limit Stockholder's legal power, authority and right to vote all of the Shares then owned of record or Beneficially Owned by Stockholder. Without limiting the generality of the foregoing, except for this Agreement, prior to the Expiration Date, Stockholder will not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person restricting or limiting Stockholder's legal power, authority or right to vote the Shares in favor of the approval of the Share Acquisition.

     3. AGREEMENT TO VOTE SHARES.

         (a) Prior to the Expiration Date, at every meeting of Stockholders of Seller called, and at every adjournment, postponement or rescheduling thereof, and on every action or approval by written consent of stockholders of Seller, Stockholder (in Stockholder's capacity as such and not in any other capacity) shall, or shall cause the holder of record of any or all of the Shares on any applicable record date to, vote the Shares:

              (i) in favor of the approval and adoption of the Stock Purchase Agreement, and in favor of the Contemplated Transactions, including the Share Acquisition;

              (ii) against approval or adoption of any Competing Transaction Proposal or any proposal made in opposition to or in competition with the Contemplated Transactions; and

              (iii) against any actions (other than those actions that relate to the Contemplated Transactions or are otherwise permitted by the Stock Purchase Agreement, including, but not limited to, Section 5.07 of the Stock Purchase Agreement) to the extent that such actions are intended, or could reasonably be expected to, in any material respect, impede, interfere with, delay, postpone, discourage or adversely affect the Contemplated Transactions.


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


         (b) Prior to the Expiration Date, at any meeting of the stockholders of Seller held to approve the Stock Purchase Agreement and the Contemplated Transactions, Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

         (c) Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

         (d) Notwithstanding the foregoing and any other provision of this Agreement, nothing in this Agreement shall be deemed to restrict in any way the ability of Stockholder to encourage, solicit, initiate or engage in discussions or negotiations with any Person, or encourage or solicit proposals from any Person, with respect to either (i) any purchase, sale or other disposition of Seller's commercial business (which, for the avoidance of doubt, does not include any of the current operations of the Acquired Companies or any of its Subsidiaries), or (ii) any merger, acquisition, consolidation or similar business combination involving the sale of Seller subsequent to a sale of the Acquired Companies to Buyer, provided that, in the case of any transaction referred to in clause (i) or (ii) above, neither the execution, delivery and/or performance of any definitive agreement with respect to such transaction, nor the consummation of such transaction, would be reasonably expected to prevent or render impractical, or otherwise frustrate or impede in any material respect, the Contemplated Transactions. For purposes of this Agreement, no inquiry, proposal, indication of interest or offer from any Person with respect to any of the transactions referred to in clauses (i) and (ii) of the preceding sentence (as limited by the proviso set forth in the preceding sentence) shall be deemed to be a Competing Transaction Proposal.

         (e) Notwithstanding any other provision of this Agreement, Stockholder will not be required to vote in favor of the Share Acquisition if the Buyer Parties and Seller amend the Stock Purchase Agreement and such amendment is not unanimously approved by the Board of Directors of Seller.

     4. STOCKHOLDER CAPACITY. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall in any way (a) restrict or limit the Stockholder or any designee or Representative of Stockholder who is a director or officer of Seller from taking (or omitting to take) any action in his or her capacity as a director or officer of Seller or otherwise fulfilling his or her fiduciary obligations as a director or officer of Seller, or (b) restrict or limit (or require Stockholder to attempt to restrict or limit) any designee or Representative of Stockholder who is a director or officer of Seller from acting in such capacity or voting in such capacity in his or her sole discretion on any matter. It is expressly understood that (i) Stockholder is not making any agreement or understanding herein in his, her or its capacity as, or on behalf of any designee or Representative of Stockholder who is, a director or officer of Seller and (ii) Stockholder is signing this Agreement solely, and this Agreement shall apply to Stockholder solely, in his, her or its capacity as a record or Beneficial Owner of Shares.

     5. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Buyer Parent or Buyer any direct or indirect ownership or incidence of ownership of or


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


with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and neither Buyer Parent nor Buyer shall have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Seller or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

     6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. As of the date of this Agreement, Stockholder hereby represents and warrants to the Buyer Parties as follows:

         (a) POWER; BINDING AGREEMENT. Stockholder has the full legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution, delivery and performance by Stockholder of this Agreement and the performance by Stockholder of his, her or its obligations hereunder have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by Stockholder of this Agreement and the performance by Stockholder of his, her or its obligations hereunder. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party including any voting agreement, stockholders' agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws relating to creditors' rights and to general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the performance by Stockholder of his, her or its obligations hereunder. If Stockholder is married and Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder's spouse, enforceable against such person in accordance with its terms.

         (b) NO CONFLICTS. Except for filings that may be required under the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution of this Agreement by Stockholder and the performance by Stockholder of his, her or its obligations hereunder, and (ii) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents of Stockholder, if any, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets may be bound, or (C) violate any Applicable Law or Order applicable to Stockholder or any of Stockholder's properties or assets.

         (c) OWNERSHIP OF SHARES. Stockholder (i) is the record or Beneficial Owner of the shares of Seller Common Stock indicated on the signature page of this Agreement, all of which are free and clear of any and all pledges, liens, security interests, claims, charges, restrictions, options, encumbrances, proxies, voting trusts, voting agreements or similar


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


understandings, arrangements or agreements (other than such agreements arising hereunder or under the Stock Purchase Agreement) that would limit or restrict the ability of Stockholder to enter into this Agreement and perform his, her or its obligations hereunder through the Expiration Date ("VOTING ENCUMBRANCES"),
(ii) is the owner of options that are exercisable for the number of shares of Seller Common Stock indicated on the signature page of this Agreement, all of which options and shares of Seller Common Stock issuable upon the exercise of such options are free and clear of any Voting Encumbrances (except any Voting Encumbrances arising hereunder or under the Stock Purchase Agreement), and (iii) does not own, beneficially or otherwise, any securities of Seller other than the shares of Seller Common Stock, options to purchase shares of Seller Common Stock, and shares of Seller Common Stock issuable upon the exercise of such options, indicated on the signature page of this Agreement.

         (d) VOTING POWER. Stockholder has, and until the Expiration Date will have, sole voting power (including the full legal power, authority and right to vote all of the Shares in favor of the approval and adoption of the Stock Purchase Agreement and in favor of the Contemplated Transactions without the consent or approval of, or any other action on the part of, any other Person), sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to perform all of his, her or its obligations under this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any option, warrant or any other right to purchase any shares of Seller Common Stock.

         (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission from Stockholder in connection with the transactions contemplated hereby based upon arrangements made by Stockholder.

         (f) RELIANCE BY BUYER PARENT AND BUYER. Stockholder understands and acknowledges that Buyer Parent and Buyer are entering into the Stock Purchase Agreement in reliance upon Stockholder's execution and delivery of this Agreement and acknowledges that this Agreement is granted in consideration for the execution and delivery of the Stock Purchase Agreement by Buyer Parent and Buyer.

     7. NO SOLICITATION.

         (a) Prior to the Expiration Date, Stockholder (in his, her or its capacity as such and not in any other capacity) shall not, and shall not authorize or permit any of its Representatives to (i) solicit, initiate, or knowingly encourage, induce or facilitate the making, submission or announcement of, a Competing Transaction Proposal, (ii) furnish to any Person (other than Buyer Parent, Buyer or any Representatives of Buyer Parent or Buyer or to a Governmental Authority) any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries to any Person (other than Buyer Parent, Buyer or any Representatives of Buyer Parent or Buyer or to a Governmental Authority) in connection with, in response to, or knowingly take any other action with the intent to assist or facilitate any inquiries


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or the making of, any proposal that constitutes or would be reasonably  expected to lead to a Competing Transaction Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to a Competing Transaction Proposal, or (iv) enter into any letter of intent, memorandum of understanding or other agreement contemplating or otherwise relating to an Acquisition Transaction; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent Stockholder or its Representatives from engaging in any activities if and to the extent that Seller is permitted to engage in such activities pursuant to Section 5.07 of the Stock Purchase Agreement.

         (b)  Stockholder   shall   immediately   cease  any  and  all  existing
activities, discussions or negotiations with any Persons conducted heretofore with respect to any Competing Transaction Proposal.

     8. CERTAIN RESTRICTIONS. Prior to the Expiration Date, Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement.

     9. DISCLOSURE. Subject to reasonable prior notice and approval (which shall not be unreasonably withheld, delayed or conditioned), Stockholder shall permit and hereby authorizes Seller, Buyer Parent and Buyer to publish and disclose in all documents and schedules filed with the SEC, including, but not limited to,
(a) the Proxy Statement (including any supplement or amendment thereto), (b) any Current Report on Form 8-K of Seller or Buyer Parent, (c) the press release contemplated by the Stock Purchase Agreement, and (d) any other disclosure document that Seller, Buyer Parent and Buyer determines to be necessary or desirable in connection with the Contemplated Transactions, his, her or its identity and ownership of Shares and the nature of his, her or its obligations, commitments, arrangements and understandings under this Agreement.

     10. TERMINATION. This Agreement shall automatically terminate and shall have no further force or effect, with no liability on the part of any Party hereto, as of 5:00 p.m., New York City time, on the Expiration Date; PROVIDED, that notwithstanding the foregoing, nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve either Party hereto from liability, or otherwise limit the liability of either Party hereto, for any intentional breach of this Agreement and this Section 10 and Section 11 shall survive any termination of this Agreement.

     11. MISCELLANEOUS.

         (a) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the Parties hereto may be assigned by either of the Parties without the prior written consent of the other.

         (b) FURTHER ASSURANCES. From time to time, at any Party's request and without further consideration, each Party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to


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consummate and make effective,  in the most expeditious manner practicable,  the transactions contemplated by this Agreement.

         (c) AMENDMENTS AND MODIFICATIONS. Any provision of this Agreement may be amended or modified only by a written instrument signed by all of the Parties hereto.

         (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The Parties hereto acknowledge that Buyer Parent and Buyer shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Buyer Parent and Buyer upon any such violation, Buyer Parent and Buyer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Buyer Parent and Buyer at law or in equity and Stockholder hereby waives any requirement for the security or posting of any bond in connection with any such remedies.

         (e) NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier, (b) five
(5) days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed, or (c) when successfully transmitted by fax (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above) to the Party for whom intended, at the address or fax number for such Party set forth below (or at such other address or telecopier number for a Party as shall be specified by like notice, provided, however, that the day any notice of change of address or telecopier number shall be effective only upon receipt):

                  If to Buyer Parent or Buyer:

                  Jacobs Engineering Group Inc.
                  1111 South Arroyo Parkway
                  Pasadena, California  91105
                  (for personal delivery and overnight courier)
                  P.O. Box 7084
                  Pasadena, California  91109-7084
                  (for U.S. Mail)
                  Attention:  Mike Udovic, Esq.
                  Facsimile:  (626) 568-7144
                  Email:  Mike.Udovic@jacobs.com

                  with a copy (which shall not constitute notice) to:

                  Paul, Hastings, Janofsky & Walker LLP
                  515 S. Flower Street
                  Los Angeles, California  90071
                  Attention:  Robert A. Miller, Esq.
                  Facsimile:  (213) 996-3254
                  Email:  RobertMiller@Paulhastings.com


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


                  If to Stockholder:

                  Emancipation Capital LLC
                  825 Third Avenue,
                  33rd Floor New York, NY 10022
                  Attention: Charles Frumberg
                  Facsimile: 212-605-0667
                  Email: cf@emancipationcapital.com

                  with copies (which shall not constitute notice) to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attention: Michael R. Littenberg
                  Facsimile: (212) 593-5955
                  Email: Michael.Littenberg@srz.com

                  and

                  TechTeam Global, Inc.
                  27335 West 11 Mile Road
                  Southfield, MI  48033
                  Facsimile No.: (248) 357-2570
                  Attention: Michael A. Sosin, Esq.
                  MSosin@techteam.com

         (f) NO WAIVER. No waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

         (g) NO THIRD PARTY BENEFICIARIES. The agreements of the Parties contained herein are intended solely for the benefit of the Party to whom such agreements are made, shall confer no rights hereunder, whether legal or equitable, in any other Person, and no other Person shall be entitled to rely thereon. The representations and warranties of the Stockholder contained herein are intended solely for the benefit of the Buyer Parties, shall confer no rights hereunder, whether legal or equitable, in any other Person, and no other Person shall be entitled to rely thereon. The representations and warranties of the Stockholder contained herein shall expire on the Expiration Date.

         (h) GOVERNING LAW. This Agreement shall be governed, construed, performed and enforced in accordance with the laws of the State of Delaware (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

         (i) SUBMISSION TO JURISDICTION.

              (i) Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or permitted assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that, except for the enforcement of any judgment entered by any of the aforesaid courts arising from any such action or proceeding, it will not bring any action relating to this Agreement in any court other than the aforesaid courts.

              (ii) Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 11(e) hereof, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         (j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (k) SERVICE OF PROCESS. The Parties agree that the delivery of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(e) hereof, or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

         (l) RULES OF CONSTRUCTION. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Applicable Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         (m) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties hereto in respect of the subject matter hereof, and supersede all prior discussions, negotiations, agreements, arrangements and understandings, both written and oral, between the Parties hereto with respect to the subject matter hereof and thereof. There are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement.

         (n) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party hereto. In the event any Governmental Authority of competent jurisdiction holds any provision of this Agreement to be invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by Applicable Law, the intent of the Parties hereto with respect to such provision.

         (o) INTERPRETATION.

              (i) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement (in which "this Agreement" is defined).

              (ii) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

              (iii) As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

              (iv) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

              (v) "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

              (vi) References to any Person include the successors and permitted assigns of that Person.

              (vii) References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

              (viii) References to "law," "laws" or to a particular statute or law shall be deemed to refer to such statute or law as amended from time to time, and to the rules and regulations promulgated thereunder.

         (p) HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

         (q) EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring the expenses.

         (r) COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

                                       JACOBS ENGINEERING GROUP INC.


                                       By:    /s/ John W. Prosser, Jr.
                                              ------------------------
                                       Name:  John W. Prosser, Jr.
                                       Title: Executive Vice President, Finance
                                              and Administration and Treasurer


                                       JACOBS TECHNOLOGY INC.


                                       By:    /s/ John W. Prosser, Jr.
                                              ------------------------
                                       Name:  John W. Prosser, Jr.
                                       Title: Treasurer


                                       STOCKHOLDER:

                                       EMANCIPATION CAPITAL LLC


                                       By:    /s/ Charles Frumberg
                                              ------------------------
                                       Name:  Charles Frumberg
                                       Title: Managing Member


        SHARE BENEFICIALLY OWNED:

        738,807   shares of Seller Common Stock

         26,000   shares of Seller Common Stock issuable upon exercise of
        -------   outstanding options or warrants